EXHIBIT 3.(i).3

               ARTICLES OF AMENDMENT TO ARTICLES OF INCORPORATION
                       OF EXPLORATIONS OF BOCA RATON, INC.


         Pursuant to the provisions of Section 607.1006, Florida Statutes, this Florida profit corporation does hereby adopt the following articles of amendment to its Articles of Incorporation:

                                   Witnesseth:
                                   -----------

First:            Amendments adopted:

         The substance but not the heading of Article I is hereby repealed in its entirety and replaced by new Article I which shall read as follows:

         Name:

         The name of the Corporation is "Pop Starz, Inc."

(B)      Address

         The principal office and mailing address of the Corporation is: 7359 Ballantrae Court; Boca Raton, Florida 33496.

Second:           The date of each amendment adopted is: January 25, 2002.

Third:            Adoption of Amendments:

         The amendments were adopted by the holder of all the shares of the Corporation's common stock currently outstanding. The number of votes cast for the amendments were sufficient for approval.


         IN WITNESS WHEREOF, I have subscribed my name this 25th day of January, 2002.


Signed, Sealed & Delivered
In Our Presence

/s/
__________________________________

/s/                                         /s/ Michelle Tucker
__________________________________          ____________________________________
                                            Michelle Tucker, President